Exhibit 4.17

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 30, 2017, among CONSTELLIUM INTERNATIONAL S.A.S. (the “New Guarantor”), which is a subsidiary of CONSTELLIUM N.V., (or its successor), a public company with limited liability (naamloze vennootschap) incorporated under the laws of The Netherlands and with its corporate seat in Amsterdam, the Netherlands (the “Issuer”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee under the indenture referred to below (the “Trustee”), DEUTSCHE BANK AG, LONDON BRANCH, as principal paying agent under the indenture referred to below (the “Principal Paying Agent”) and DEUTSCHE BANK LUXEMBOURG S.A., as registrar and transfer agent under the indenture referred to below (the “Registrar and Transfer Agent”).

W I T N E S S E T H :

WHEREAS the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of May 7, 2014, providing initially for the issuance of €300,000,000 in aggregate principal amount of the Issuer’s 4.625% Senior Notes due 2021 (the “Securities”);

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the New Guarantor are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.03 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture by manual, facsimile, pdf or other electronically transmitted signature. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CONSTELLIUM INTERNATIONAL S.A.S.

By:	/s/ Corinne Fornara
Name:	Corinne Fornara
Title:	President

[Fourth Supplemental Indenture – May 2014 EUR Notes – Signature Page]

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: Deutsche Bank National Trust Company

By:	/s/ DEBRA A. SCHWALB
Name:	DEBRA A. SCHWALB
Title:	VICE PRESIDENT

By:	/s/ Chris Niesz
Name:	Chris Niesz
Title:	Assistant Vice President

DEUTSCHE BANK A.G., LONDON BRANCH

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK LUXEMBOURG S.A.

By:
Name:
Title:

By:
Name:
Title:

[Fourth Supplemental Indenture – May 2014 EUR Notes – Signature Page]

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK A.G., LONDON BRANCH

By:	/s/ Paul Yetton
Name:	Paul Yetton
Title:	Assistant Vice President

By:	/s/ Kieran Odedra
Name:	Kieran Odedra
Title:	Vice President

DEUTSCHE BANK LUXEMBOURG S.A.

By:	/s/ Paul Yetton
Name:	Paul Yetton
Title:	Attorney

By:	/s/ Kieran Odedra
Name:	Kieran Odedra
Title:	Attorney

[Fourth Supplemental Indenture – May 2014 EUR Notes – Signature Page]